Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
•Global portfolio strength drives growth in 2025
•4Q25 consolidated net revenues of $4.6 billion, net income attributable to MGM Resorts of $294 million, and Consolidated Adjusted EBITDA of $635 million, representing growth of 6%, 87%, and 20%, respectively
•BetMGM North America Venture distributed $135 million to MGM Resorts during 4Q25, returning over 20% of MGM Resorts’ cash investment, with future distributions expected
•Repurchased 15 million shares in 4Q25 and 37.5 million in 2025, reducing shares outstanding by ~48% since the beginning of 2021

Las Vegas, Nevada, February 5, 2026 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter and year ended December 31, 2025.

“MGM Resorts once again saw the benefit of a diversified operational strategy, delivering Consolidated Adjusted EBITDA growth of 20% in the fourth quarter despite headwinds in Las Vegas,” said Bill Hornbuckle, President and CEO of MGM Resorts International. “As we enter 2026, we are full of optimism for the future driven by the solid base of group and convention business and the completion of the MGM Grand renovations in Las Vegas, continued solid and unwavering results in our Regional Operations, premium mass leadership position at MGM China, double digit revenue growth in BetMGM North America Venture, and an international pipeline of long-term growth with MGM Osaka.”

“In 2025, we drove important financial stewardship initiatives, including sourcing low cost of debt capital for MGM Osaka, driving $135 million in distributions from our BetMGM North America Venture and $153 million from MGM China, announcing the sale of the Northfield Park operations at a significant premium to our Las Vegas and Regional brick and mortar operations multiple, and repurchasing over $1.2 billion in shares,” said Jonathan Halkyard, CFO of MGM Resorts International. “The aggregate impact of these financial initiatives positions MGM Resorts with consistent sources of cash flow to fund future growth and deliver significant value for our shareholders.”

Fourth Quarter 2025 Financial Highlights:
Consolidated Results
•Consolidated net revenues of $4.6 billion, an increase of 6% compared to the prior year quarter;
•Net income attributable to MGM Resorts of $294 million compared to $157 million in the prior year quarter;
•Consolidated Adjusted EBITDA of $635 million in the current quarter compared to $528 million in the prior year quarter, an increase of 20%;
•Diluted earnings per share of $1.11 in the current quarter compared to $0.52 in the prior year quarter; and
•Adjusted diluted earnings per share (“Adjusted EPS”) of $1.60 in the current quarter compared to Adjusted EPS of $0.45 in the prior year quarter.
Las Vegas Strip Resorts
•Net revenues of $2.2 billion, a decrease of 3% compared to the prior year quarter; and
•Segment Adjusted EBITDAR of $735 million in the current quarter compared to $765 million in the prior year quarter, a decrease of 4%.

Regional Operations
•Net revenues of $950 million in the current quarter compared to $932 million in the prior year quarter, an increase of 2%; and
•Segment Adjusted EBITDAR of $280 million in the current quarter compared to $281 million in the prior year quarter.
MGM China
•Net revenues of $1.2 billion in the current quarter compared to $1.0 billion in the prior year quarter, an increase of 21%; and
•Segment Adjusted EBITDAR of $332 million in the current quarter compared to $255 million in the prior year quarter, an increase of 30%.
MGM Digital(1)
•Net revenues of $188 million in the current quarter compared to $140 million in the prior year quarter, an increase of 35%; and
•Segment Adjusted EBITDAR loss of $7 million in the current quarter compared to a loss of $22 million in the prior year quarter.

(1) MGM Digital consists of LeoVegas and other consolidated subsidiaries that offer interactive gaming; it does not include the BetMGM North America Venture
Adjusted EPS
The following table reconciles diluted earnings per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended December 31,	2025	2024
Diluted earnings per share	$1.11	$0.52
Property transactions, net	0.03	0.07
Preopening and start-up expenses	—	0.01
Goodwill impairment	0.08	—
Non-operating items:
Loss related to debt and equity investments	0.21	0.14
Foreign currency transaction loss (gain)	0.01	(0.52)
Change in fair value of foreign currency contracts	0.26	0.34
Loss on early retirement of debt	—	0.02
Income tax impact on net income adjustments(1)	(0.10)	(0.13)
Adjusted EPS	$1.60	$0.45

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.
The current quarter includes a non-cash income tax benefit of $277 million resulting from a decrease in the valuation allowance on foreign tax credit carryforwards. The prior quarter includes a non-cash income tax benefit of $13 million resulting from a decrease in the valuation allowance on Macau deferred tax assets.

Full Year 2025 Financial Highlights:
Consolidated Results
•Consolidated net revenues of $17.5 billion in the current year compared to $17.2 billion in the prior year, an increase of 2%;
•Net income attributable to MGM Resorts of $206 million in the current year compared to $747 million in the prior year;
•Consolidated Adjusted EBITDA of $2.4 billion in the current year, an increase of 1% compared to the prior year;
•Diluted earnings per share of $0.76 in the current year compared to diluted earnings per share of $2.40 in the prior year; and
•Adjusted EPS of $3.31 in the current year compared to $2.59 in prior year.
Las Vegas Strip Resorts
•Net revenues of $8.4 billion in the current year compared to $8.8 billion in the prior year, a decrease of 4%; and
•Segment Adjusted EBITDAR of $2.9 billion in the current year compared to $3.1 billion in the prior year, a decrease of 8%.
Regional Operations
•Net revenues of $3.8 billion in the current year compared to $3.7 billion in the prior year, an increase of 1%; and
•Segment Adjusted EBITDAR of $1.2 billion in the current year compared to $1.1 billion in the prior year, an increase of 2%.
MGM China
•Net revenues of $4.5 billion in the current year compared to $4.0 billion in the prior year, an increase of 11%; and
•Segment Adjusted EBITDAR of $1.2 billion in the current year compared to $1.1 billion in the prior year, an increase of 11%.
MGM Digital
•Net revenues of $654 million in the current year compared to $552 million in the prior year, an increase of 19%; and
•Segment Adjusted EBITDAR loss of $90 million in the current year compared to a loss of $77 million in the prior year.

Adjusted EPS
The following table reconciles EPS to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Twelve Months Ended December 31,	2025	2024
Diluted earnings per share	$0.76	$2.40
Property transactions, net	0.44	0.25
Preopening and start-up expenses	—	0.02
Goodwill impairment	1.01	—
Non-operating items:
Loss related to debt and equity investments	0.08	0.10
Foreign currency transaction loss (gain)	1.03	(0.40)
Change in fair value of foreign currency contracts	0.13	0.37
Loss on early retirement of debt	—	0.02
Income tax impact on net income adjustments(1)	(0.14)	(0.17)
Adjusted EPS	$3.31	$2.59
(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.
The current year includes a non-cash income tax benefit of $274 million resulting from a decrease in the valuation allowance on foreign tax credit carryforwards. The prior year includes a non-cash income tax benefit of $39 million resulting from a decrease in the valuation allowance on Macau deferred tax assets.
Las Vegas Strip Resorts
The following table shows key gaming statistics for Las Vegas Strip Resorts:

Three Months Ended December 31,	2025	2024	% Change
	(Dollars in millions)
Casino revenue	$569	$501	13%
Table games drop	$1,698	$1,599	6%
Table games win	$473	$392	21%
Table games win %	27.9%	24.5%
Slot handle	$6,842	$6,841	0%
Slot win	$642	$648	(1)%
Slot win %	9.4%	9.5%

The following table shows key hotel statistics for Las Vegas Strip Resorts:

Three Months Ended December 31,	2025	2024	% Change
Rooms revenue (in millions)	$735	$822	(11)%
Occupancy	91%	94%
Average daily rate (ADR)	$251	$271	(7)%
Revenue per available room (RevPAR)	$228	$254	(10)%

Regional Operations
The following table shows key gaming statistics for Regional Operations:

Three Months Ended December 31,	2025	2024	% Change
	(Dollars in millions)
Casino revenue	$695	$676	3%
Table games drop	$1,009	$972	4%
Table games win	$204	$196	4%
Table games win %	20.2%	20.1%
Slot handle	$6,756	$6,641	2%
Slot win	$688	$664	4%
Slot win %	10.2%	10.0%
MGM China
The following table shows key gaming statistics for MGM China:

Three Months Ended December 31,	2025	2024	% Change
	(Dollars in millions)
Casino revenue	$1,089	$885	23%
Main floor table games drop	$4,052	$3,582	13%
Main floor table games win	$1,101	$918	20%
Main floor table games win %	27.2%	25.6%
Intercompany branding license fee expense, which eliminates in consolidation, was $22 million in the current quarter and $18 million in the prior year quarter.
Unconsolidated Affiliates
The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three Months Ended December 31,	2025	2024
	(In thousands)
BetMGM	$29,339	$(42,298)
Other	2,037	2,964
	$31,376	$(39,334)
MGM Resorts Share Repurchases
During the fourth quarter of 2025, the Company repurchased approximately 15 million shares of its common stock for an aggregate amount of $516 million, pursuant to its repurchase plan. The remaining availability under the April 2025 repurchase plan was $1.6 billion as of December 31, 2025. All shares repurchased under the Company’s program have been retired.

Conference Call Details
MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the Internet through http://investors.mgmresorts.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 1076645.

A replay of the call will be available through February 12, 2026. The replay may be accessed by dialing 1-855-669-9658 (domestic) or 1-412-317-0088 (international). The replay access code is 3363413.

"Segment Adjusted EBITDAR" is our reportable segment GAAP measure, which we utilize as the primary profit measure for our reportable segments and underlying operating segments. Segment Adjusted EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, triple net lease rent expense, income (loss) from unconsolidated affiliates, goodwill impairment, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment. Triple net lease rent expense is the expense for rent to landlords under triple net operating leases for its domestic properties, the ground subleases of Beau Rivage and MGM National Harbor, and the land concessions at MGM China.

"Consolidated Adjusted EBITDA" is earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, and goodwill impairment. Consolidated Adjusted EBITDA information is a non-GAAP measure that is presented solely as a supplemental disclosure to reported GAAP measures because it is among the measures used by management to evaluate our operating performance, and because we believe this measure is widely used by analysts, lenders, financial institutions, and investors as a measure of operating performance in the gaming industry and as a principal basis for the valuation of gaming companies. We believe that while items excluded from Consolidated Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, we believe excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when we are developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within our properties, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. However, Consolidated Adjusted EBITDA has limitations as an analytical tool, and should not be construed as an alternative or substitute to any measure determined in accordance with generally accepted accounting principles. For example, we have significant uses of cash flows, including capital expenditures, interest payments, income taxes, and debt principal repayments, which are not reflected in Consolidated Adjusted EBITDA. Accordingly, while we believe that Consolidated Adjusted EBITDA is a relevant measure of performance, Consolidated Adjusted EBITDA should not be construed as an alternative to or substitute for operating income or net income as an indicator of our performance, or as an alternative to or substitute for cash flows from operating activities as a measure of liquidity. In addition, other companies in the gaming and hospitality industries that report Consolidated Adjusted EBITDA may calculate Consolidated Adjusted EBITDA in a different manner and such differences may be material. A reconciliation of GAAP net income to Consolidated Adjusted EBITDA is included in the financial schedules in this release.

"Adjusted EPS" is diluted earnings or loss per share adjusted to exclude property transactions, net, goodwill impairment, preopening and start-up expenses, net gain/loss related to equity investments for which we have elected the fair value option of ASC 825 and equity investments accounted for under ASC 321 for which there is a readily determinable fair value and net gain/loss related to our investments in debt securities, foreign currency transaction net gain/loss, loss on early retirement of debt, and change in the fair value of foreign currency contracts.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because we believe this measure is useful in providing period-to-period comparisons of the results of our continuing operations to assist investors in reviewing our operating performance over time. We believe that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating our earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, we believe certain excluded items, and items further discussed with respect to Consolidated Adjusted EBITDA above, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of our performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under "Adjusted EPS" included in this release.

RevPAR is hotel revenue per available room.

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international destinations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LV Lion Holding Limited, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe and Brazil. The Company is currently pursuing targeted expansion in Asia through an integrated resort development in Japan. Through its Focused on What Matters philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on X as well as Facebook and Instagram.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to: the Company's expectations regarding any benefits expected to be received from the Company's transactions and capital investments, including the sale of MGM Northfield Park; future results of the Company, and its unconsolidated affiliates, including the BetMGM North American venture; expectations regarding the impact of macroeconomic trends on the Company's business; expectations regarding the Company's booking pace (including with respect to convention bookings), liquidity position and the size and timing of future investments; the Company's ability to execute on its strategic plans, including the Company's development projects in Japan and Dubai, and positioning BetMGM as a leader in sports betting and iGaming; expectations regarding the performance of MGM China; expectations regarding the amount and frequency of any distributions from the BetMGM North American venture; and the Company's ability to return capital to shareholders (including the timing and amount of any share repurchases). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include: the effects of economic conditions and market conditions in the markets in which the Company and its unconsolidated affiliates (including BetMGM) operate and competition with online gaming and sports betting operators and destination travel locations throughout the United States and the world; the design, timing and costs of expansion and capital investment projects in Japan and Dubai; changes in applicable laws or regulations, particularly with respect to iGaming and online sports betting; risks relating to domestic and international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; disruptions in the availability of the Company's information and other systems or those of third parties on which the Company rely, through cyber-attacks, such as the Company's September 2023 cybersecurity issue, or otherwise, which could adversely impact the Company's ability to service its customers and affect its sales and the results of operations; and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community
SARAH ROGERS
Senior Vice President of Corporate Finance & Treasurer
srogers@mgmresorts.com

HOWARD WANG
Vice President of Investor Relations
hwang@mgmresorts.com

News Media
BRIAN AHERN
Executive Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues
Casino	$2,574,945	$2,210,746	$9,450,887	$8,785,649
Rooms	858,355	942,654	3,377,400	3,681,617
Food and beverage	749,016	751,868	3,045,965	3,078,731
Entertainment, retail and other	422,951	441,294	1,663,431	1,694,548
	4,605,267	4,346,562	17,537,683	17,240,545
Expenses
Casino	1,440,163	1,259,135	5,340,097	4,958,020
Rooms	281,379	280,193	1,101,061	1,119,108
Food and beverage	570,952	560,000	2,262,434	2,253,031
Entertainment, retail and other	284,879	295,064	1,043,960	1,063,382
General and administrative	1,258,771	1,242,937	4,877,538	4,825,313
Corporate expense	165,248	141,410	556,952	520,197
Preopening and start-up expenses	121	5,503	1,086	7,972
Property transactions, net	8,668	22,192	126,036	81,316
Goodwill impairment	22,794	—	278,927	—
Depreciation and amortization	278,658	209,229	1,017,794	831,097
	4,311,633	4,015,663	16,605,885	15,659,436
Income (loss) from unconsolidated affiliates	31,376	(39,334)	69,982	(90,653)
Operating income	325,010	291,565	1,001,780	1,490,456

Non-operating income (expense)
Interest expense, net of amounts capitalized	(103,902)	(108,581)	(419,042)	(443,230)
Non-operating items from unconsolidated affiliates	(1,014)	(2,777)	1,135	(734)
Other, net	(120,268)	25,477	(303,094)	70,573
	(225,184)	(85,881)	(721,001)	(373,391)
Income before income taxes	99,826	205,684	280,779	1,117,065
Benefit (provision) for income taxes	282,950	32,232	240,093	(52,457)
Net income	382,776	237,916	520,872	1,064,608
Less: Net income attributable to noncontrolling interests	(89,164)	(80,484)	(315,010)	(318,050)
Net income attributable to MGM Resorts International	$293,612	$157,432	$205,862	$746,558
Earnings per share
Basic	$1.12	$0.52	$0.77	$2.42
Diluted	$1.11	$0.52	$0.76	$2.40
Weighted average common shares outstanding
Basic	267,438	297,642	275,046	307,408
Diluted	269,098	299,447	277,275	310,232

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$2,062,994	$2,415,532
Accounts receivable, net	1,122,940	1,071,412
Inventories	124,535	140,559
Income tax receivable	220,154	257,514
Prepaid expenses and other	486,419	478,582
Assets held for sale	315,382	—
Total current assets	4,332,424	4,363,599
Property and equipment, net	6,305,614	6,196,159
Investments in and advances to unconsolidated affiliates	536,066	380,626
Goodwill	4,901,960	5,145,004
Other intangible assets, net	1,356,676	1,715,381
Operating lease right-of-use assets, net	23,002,707	23,532,287
Deferred income taxes	89,792	39,591
Other long-term assets, net	848,547	858,980
	$41,373,786	$42,231,627

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts and construction payable	$421,502	$412,662
Accrued interest on long-term debt	71,845	69,916
Other accrued liabilities	2,993,179	2,869,105
Liabilities related to assets held for sale	25,581	—
Total current liabilities	3,512,107	3,351,683
Deferred income taxes	2,617,067	2,811,663
Long-term debt, net	6,230,141	6,362,098
Operating lease liabilities	24,962,742	25,076,139
Other long-term obligations	775,411	910,088
Total liabilities	38,097,468	38,511,671
Redeemable noncontrolling interests	21,777	34,805
Stockholders' equity
Common stock, $0.01 par value: authorized 1,000,000,000 shares, issued and outstanding 258,323,143 and 294,374,189 shares	2,583	2,944
Capital in excess of par value	—	—
Retained earnings	2,106,836	3,081,753
Accumulated other comprehensive income (loss)	320,498	(61,216)
Total MGM Resorts International stockholders' equity	2,429,917	3,023,481
Noncontrolling interests	824,624	661,670
Total stockholders' equity	3,254,541	3,685,151
	$41,373,786	$42,231,627

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – NET REVENUES
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Las Vegas Strip Resorts	$2,166,054	$2,223,409	$8,441,503	$8,816,113
Regional Operations	950,427	931,557	3,772,333	3,720,322
MGM China	1,236,450	1,018,720	4,461,743	4,022,384
MGM Digital	188,244	139,855	654,190	552,012
Management and other operations	64,092	33,021	207,914	129,714
	$4,605,267	$4,346,562	$17,537,683	$17,240,545

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – SEGMENT ADJUSTED EBITDAR AND CONSOLIDATED ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Las Vegas Strip Resorts	$735,348	$765,429	$2,857,873	$3,106,543
Regional Operations	280,008	281,091	1,163,227	1,143,556
MGM China	332,297	254,721	1,203,194	1,087,126
MGM Digital(1)	(6,968)	(21,676)	(90,307)	(77,227)
Unconsolidated affiliates - BetMGM and other(2)	31,376	(39,334)	69,982	(90,653)
Management and other operations	(253)	965	58,014	41,258
Stock compensation	(31,054)	(28,471)	(90,404)	(80,157)
Triple net lease rent expense	(564,856)	(565,096)	(2,258,405)	(2,258,057)
Corporate(3)	(140,647)	(119,140)	(487,551)	(461,548)
Consolidated Adjusted EBITDA	$635,251	$528,489	$2,425,623	$2,410,841

Additional Information:

Non-cash rent(4)	$104,060	$113,445	$425,420	$461,372
(1)MGM Digital consists of LeoVegas and other consolidated subsidiaries that offer interactive gaming.
(2)Represents the Company's share of operating income (loss) of unconsolidated affiliates.
(3)Includes amounts related to MGM China of $29 million and $65 million for current quarter and current year, respectively, and of $9 million and $50 million for prior year quarter and prior year, respectively.
(4)Represents the excess of expense over cash paid related to triple net operating and ground leases.
MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO
CONSOLIDATED ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income attributable to MGM Resorts International	$293,612	$157,432	$205,862	$746,558
Plus: Net income attributable to noncontrolling interests	89,164	80,484	315,010	318,050
Net income	382,776	237,916	520,872	1,064,608
Provision (benefit) for income taxes	(282,950)	(32,232)	(240,093)	52,457
Income before income taxes	99,826	205,684	280,779	1,117,065
Non-operating (income) expense
Interest expense, net of amounts capitalized	103,902	108,581	419,042	443,230
Other, net	121,282	(22,700)	301,959	(69,839)
	225,184	85,881	721,001	373,391
Operating income	325,010	291,565	1,001,780	1,490,456
Preopening and start-up expenses	121	5,503	1,086	7,972
Property transactions, net	8,668	22,192	126,036	81,316
Goodwill impairment	22,794	—	278,927	—
Depreciation and amortization	278,658	209,229	1,017,794	831,097
Consolidated Adjusted EBITDA	$635,251	$528,489	$2,425,623	$2,410,841